SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No. ____)

Filed by the Registrants [X]
Filed by a Party other than the Registrants [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12


                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
                         ------------------------------
         (Name of Registrants as Specified in their respective Charters)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                      [Journal Communications Letterhead]

April 6, 2001



Dear Colleague,

As you know by now, employee-owners will be asked to vote on four amendments to the Journal Employees' Stock Trust Agreement (JESTA) as a part of this year's proxy process.

It is extremely important that everyone who is eligible participates. Two-thirds of the units owned by active employees need to be voted "for," or in favor of, the amendments. A vote to abstain is effectively a vote "against" the amendments. The failure to vote at all also counts as a vote against the amendments.

We need your help in ensuring that all employee-owners thoroughly understand the amendments as well as the importance of their votes. (Each employee-owner votes the number of units he or she owns. It's not simply one vote per person.) Either Journal Communications President, Doug Kiel, or I will visit your location soon to review the proxy process and discuss the amendments with employee-owners. Please distribute the enclosed invitations to the employee-owners in your department and encourage them to attend the meeting.

You need not worry about preparing anything for the meeting or distributing other information to employee-owners, except as we might request. In fact, because securities regulations apply to the proxy process, there are limits on what we can say or distribute in writing.

I'm counting on you to help inform employee-owners in your group about these very important meetings. Thank you in advance for encouraging all of your employees to participate.

Sincerely,


/s/ Steven J. Smith

Steven J. Smith

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We urge you to read the proxy statement that the Journal Employees' Stock Trust will file with the SEC regarding a meeting of unitholders to consider JESTA amendments when available, because it will contain important information. You may obtain a free copy of the proxy statement (when available) at the SEC's Internet Web site at www.sec.gov or by sending a written request to Paul E. Kritzer, the Secretary of Journal Communications, at our headquarters or by emailing him at pkritzer@jc.com. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies for the meeting is available in the Soliciting Materials on Schedule 14A that we filed with the SEC on April 6, 2001, which can be obtained free of charge on the SEC's Internet Web Site.
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

Journal Communications
                                               Proxy 2001
 The                                Meeting for Employee-Owners
    Stock Plan
                              As an employee-owner of Journal Communications,
       your share             you're invited to meet with Chairman & CEO Steve
      of the future           Smith to discuss this year's proxy process.

                                     The meetings will be held on:
                                     (Date) at (Time) in (Place).

                              Please plan to attend this important meeting and bring your questions regarding this year's proxy process.

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We urge you to read the proxy statement that the Journal Employees' Stock Trust will file with the SEC regarding a meeting of unitholders to consider JESTA amendments when available, because it will contain important information. You may obtain a free copy of the proxy statement (when available) at the SEC's Internet Web site at www.sec.gov or by sending a written request to Paul E. Kritzer, the Secretary of Journal Communications, at our headquarters or by emailing him at pkritzer@jc.com. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies for the meeting is available in the Soliciting Materials on Schedule 14A that we filed with the SEC on April 6, 2001, which can be obtained free of charge on the SEC's Internet Web Site.
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